                                   EXHIBIT 11

         The FASB has issued Statement No. 128, Earnings Per Share. Statement No. 128 requires the presentation of earnings per share by all entries that have common stock or potential common stock, such as options, warrants and convertible securities, outstanding that trade in a public market. Those entities that have only common stock outstanding are required to present basic earnings per share amounts. Basic per share amounts are computed by dividing net income (the numerator) by the weighted-average number of common shares outstanding (the denominator). All other entities are required to present basic and diluted per share amounts. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce the loss or increase the income per common share from continuing operations. For purposes of this computation, the number of shares of common stock purchased by the Bank's employee stock ownership plan which have not been allocated to participant accounts are not assumed to be outstanding. See Note 12 in the "Notes to the Consolidated Financial Statements" in the 2002 Annual Report for further information. The following are reconciliations of the amounts used in the per share calculations for 2002, 2001 and 2000, which are the years the Company was in operation:

                                                                   For the Year Ended December 31, 2002
                                                     -------------------------------------------------------------
                                                         Income              Shares                  Per Share
                                                       (Numerator)        (Denominator)                Amount
                                                     -------------------------------------------------------------
Basic and Diluted EPS
Income available to stockholders                     $     1,199,000         616,696                   $ 1.94
                                                     =============================================================


                                                                   For the Year Ended December 31, 2001
                                                     -------------------------------------------------------------
                                                         Income              Shares                  Per Share
                                                       (Numerator)        (Denominator)                Amount
                                                     -------------------------------------------------------------
Basic and Diluted EPS
Loss available to stockholders                       $      (431,000)        630,768                   $(0.68)
                                                     =============================================================


                                                                   For the Year Ended December 31, 2000
                                                     -------------------------------------------------------------
                                                         Income              Shares                  Per Share
                                                       (Numerator)        (Denominator)                Amount
                                                     -------------------------------------------------------------
Basic EPS
Income available to stockholders                      $    1,250,000         629,049                   $ 1.99

Effect of dilutive securities
Stock Options                                                      -           6,137
                                                     -------------------------------------------------------------

Diluted EPS
Income available to stockholders                     $     1,250,000         635,186                   $ 1.97
                                                     =============================================================